EXHIBIT  3.1(III)
ARTICLES  OF  AMENDMENT


           CERTIFICATE  OF  AMENDMENT  OF  CERTIFICATE  OF  INCORPORATION

                                   OF

                            OWL  CAPITAL  CORP.

            (Under  Section  805  of  the  Business  Corporation  Law)


     We the undersigned, the President and Secretary, respectively, of OWL CAPITAL CORP., hereby certify:

     1.     The  name of the corporation is OWL  CAPITAL CORP.   The Corporation
was  formed  under  the  same  name.

     2. The Certificate of Incorporation was filed in the office of the Secretary of State of the State of New York on August 31, 1983.

     3.     The  Certificate  of  Incorporation  is  amended  as  follows:

            (a)     To  change  the  corporate  name.    Paragraph  "1"  of  the
certificate  is  amended  to  read:

     "The  name  of  the  Corporation  is  Bactrol  Technologies,  Inc."

     4. We hereby certify that the foregoing Amendment to the Certificate of Incorporation was adopted by the resolution of Board of Directors and was approved by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a special meeting of the shareholders.


     IN WITNESS WHEREOF, we have executed this Certificate this 16th day of May, 1988.


                                                  /s/ Martin  Panich
                                                  -----------------------------
                                                  Martin  Panich,  President


                                                  /s/ Lewis  Weinstein
                                                  -----------------------------
                                                  Lewis  Weinstein,  Secretary


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STATE  OF  FLORIDA   )
                     )  ss:
COUNTY  OF  ______   )


     MARTIN  PANICH,  being  duly  sworn,  deposes  and  says:

     That he is the President of OWL CAPITAL CORP., and one of the persons who signed the foregoing certificate of Amendment; that he has read the Certificate of Amendment and knows the contents thereof to be true to his knowledge.


                                                     /s/ Martin  Panich
                                                     -------------------------
                                                     Martin  Panich,  President


Sworn  to  before  me
This 16th day of May, 1988

--------------------------
Notary  Public


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